Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 pursuant to rule 462(b) under the Securities Act of 1933, as amended, of our report dated May 8, 2025, relating to the financial statements of Columbus Circle Capital Corp. I as of December 31, 2024 and for the period from June 25, 2024 (inception) through December 31, 2024, appearing in the Registration Statement on Form S-1, File No. 333-286778.

/s/ WithumSmith+Brown, PC

New York, New York

May 15, 2025